SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Wells Fargo Funds Trust

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(a) Title of each class of securities to which transaction applies:
(b) Aggregate number of securities to which transaction applies:
(c) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(d) Proposed maximum aggregate value of transaction:
(e) Total fee paid:
[ ] Fee paid previously with preliminary material
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(a) Amount Previously Paid:
(b) Form, Schedule or Registration Statement No.:
(c) Filing Party:
(d) Date Filed:

[WFAM Logo]

Dear Shareholder:

Your opportunity to vote on important changes to the Wells Fargo Disciplined U.S. Core Fund, the Wells Fargo Index Fund, the Wells Fargo Large Cap Core Fund, and/or the Wells Fargo Small Cap Core Fund is here. It is critical that we hear from you, which is why we’re asking you to exercise your right as a shareholder by voting your proxy. The proxy package you recently received invites you to vote to consider the proposal as described in your proxy statement.

At the time of this letter, our records indicate that you have not yet voted. If you have responded already, thank you for your time. If you have not, please take a moment now to cast your vote so that your shares may be represented for the purposes of a quorum for the shareholder meeting scheduled on May 26, 2017.

THE BOARD OF TRUSTEES OF WELLS FARGO FUNDS TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE NEW SUBADVISORY AGREEMENT WITH GOLDEN CAPITAL MANAGEMENT, LLC.

More information regarding this special meeting and the proposal can be found in the proxy statement you received. If you would like another copy of the proxy statement or have proxy-related questions, please call 1-866-387-7715, extension 11588. Representatives are available between 9 a.m. and 10 p.m. Eastern Time, Monday through Friday.

Voting takes only a few minutes. Please review the instructions on the enclosed proxy card. There are three easy ways to vote:

Online: Log in to the website provided on your proxy card. You will need the control number found on the proxy card to log in.

Mail: Sign, date, and mail your proxy card in the postage-paid envelope provided in your proxy package.

Shareholder meeting: You may attend the shareholder meeting and vote in person. Details are in your proxy package.

If convenient for you, please vote online or by mail to ensure that your response is received before the special meeting on May 26, 2017.

Your prompt response is greatly appreciated.

Sincerely,

/s/ Andrew Owen

Andrew Owen

President

Wells Fargo Funds

Wells Fargo Asset Management (WFAM) is a trade name used by the asset management businesses of Wells Fargo & Company. Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the funds. The funds are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA, an affiliate of Wells Fargo & Company. Neither Wells Fargo Funds Management nor Wells Fargo Funds Distributor has fund customer accounts/assets, and neither provides investment advice/recommendations or acts as an investment advice fiduciary to any investor.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

[WFAM Logo]

Dear Shareholder:

Your opportunity to vote on important changes to the Wells Fargo Disciplined U.S. Core Fund, the Wells Fargo Index Fund, the Wells Fargo Large Cap Core Fund, and/or the Wells Fargo Small Cap Core Fund is here. It is critical that we hear from you, which is why we’re asking you to exercise your right as a shareholder by voting your proxy. The proxy package you recently received invites you to vote to consider the proposal as described in your proxy statement.

At the time of this letter, our records indicate that you have not yet voted. If you have responded already, thank you for your time. If you have not, please take a moment now to cast your vote so that your shares may be represented for the purposes of a quorum for the shareholder meeting scheduled on May 26, 2017.

THE BOARD OF TRUSTEES OF WELLS FARGO FUNDS TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE NEW SUBADVISORY AGREEMENT WITH GOLDEN CAPITAL MANAGEMENT, LLC.

More information regarding this special meeting and the proposal can be found in the proxy statement you received. If you would like another copy of the proxy statement or have proxy-related questions, please call 1-866-387-7715. Representatives are available between 9 a.m. and 10 p.m. Eastern Time, Monday through Friday.

Voting takes only a few minutes. Please review the instructions on the enclosed proxy card. There are four easy ways to vote:

Phone: Call our proxy specialists toll-free at 1-866-387-7715, Monday through Friday, from 9 a.m. to 10 p.m. ET. You will need the control number, which can be found on your proxy card.

Online: Log in to the website provided on your proxy card. You will need the control number found on the proxy card to log in.

Mail: Sign, date, and mail your proxy card in the postage-paid envelope provided in your proxy package.

Shareholder meeting: You may attend the shareholder meeting and vote in person. Details are in your proxy package.

If convenient for you, please vote by phone, online, or by mail to ensure that your response is received before the special meeting on May 26, 2017.

Your prompt response is greatly appreciated.

Sincerely,

/s/ Andrew Owen

Andrew Owen

President

Wells Fargo Funds

Wells Fargo Asset Management (WFAM) is a trade name used by the asset management businesses of Wells Fargo & Company. Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the funds. The funds are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA, an affiliate of Wells Fargo & Company. Neither Wells Fargo Funds Management nor Wells Fargo Funds Distributor has fund customer accounts/assets, and neither provides investment advice/recommendations or acts as an investment advice fiduciary to any investor.

  NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE